                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement, made and entered into as of December 1, 1998, by and between BRUNSWICK CORPORATION, a Delaware corporation (the "Company"), and DUDLEY LYONS (the "Executive");

                                 WITNESSETH THAT:
                                 ---------------

     WHEREAS, the Executive has been employed by the Company since
August 4, 1997 (the "Effective Date") pursuant to an employment agreement dated May 27, 1997;

     WHEREAS, the parties hereto desire to enter into this Agreement pertaining to the continued employment of the Executive by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1.  Performance of Services.  The Executive's employment with the Company
         -----------------------
shall be subject to the following:

(a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as Senior Vice President-Strategic Business Development during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term.

(b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his best efforts and full business time exclusively to the business affairs of the Company and the Affiliates (as defined below) and shall perform his duties faithfully and efficiently, subject to the direction of the Chief Executive Officer of the Company. The Executive, however, may engage in charitable, civic or other similar pursuits and, subject to the approval of the Company's Chief Executive Officer, may become a director of other corporations, to the extent that such activities do not interfere with his devoting his best efforts to his duties to the Company. During the Agreement Term, the Executive shall be subject to such ownership guidelines with respect to shares of Company stock as may be applicable to the senior management of the Company as in effect from time to time.

(c) For purposes of this Agreement, the term "Affiliate" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least fifty percent of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a thirty percent voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is an Affiliate by reason of clause (i) next above.

(d) The "Agreement Term" shall be the period beginning on the Effective Date and ending on August 3, 2000.

(e) In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company, except for travel determined by the Company's Chief Executive Officer to be necessary or appropriate.

     2.  Compensation.  In consideration of the services rendered by the
         ------------
Executive to the Company, in consideration of the Executive's agreement to remain in the employ of the Company during the Agreement Term, and subject to the terms of this Agreement, the Company shall compensate the Executive during the Agreement Term, while the Executive is employed by the Company, as follows:

(a)  One-Time Awards.  To compensate the Executive for the forfeiture of
     ---------------
     compensation and other employment benefits resulting from his resignation from his prior employer, the Company shall provide to the Executive the following one-time awards:

    (i) The Executive shall receive an award of 5,000 shares of common stock of the Company ("Company Stock"). Shares awarded under this paragraph (i) shall be fully vested on the Effective Date. However, the Executive shall be entitled to defer receipt of these shares to the extent provided by any applicable deferral program that may be established by the Company.

    (ii) The Executive shall receive a non-qualified stock option award to purchase 25,000 shares of Company Stock, subject to the applicable provisions of paragraph 2(e).

     The one-time payments shall be made as soon as practicable after the Effective Date. If the Executive so elects, the Executive shall pay an amount in cash to the Company to

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     satisfy any withholding taxes with respect to the one-time stock award described in paragraph 2(a)(i).

(b)  Salary.  Effective December 1, 1998 the Executive's annual base salary rate
     ------
     shall initially be $390,000, and thereafter shall not be reduced below the annual rate of $390,000 (except for across-the-board uniform salary reductions affecting all senior executives of the Company). For periods prior to December 1, 1998 the Executive's salary was $350,000. The salary shall be payable monthly or more frequently in accordance with Company practice. The Executive's performance and salary shall be reviewed annually by the Chief Executive Officer.

(c)  Annual Bonus.  The Executive shall participate in an annual bonus program.
     ------------
     Subject to the following provisions of this paragraph (c), the bonus program shall provide for a maximum bonus amount of 75% of the Executive's annual salary for periods ending prior to July 1, 1998, and for a maximum bonus amount of 100% of the Executive's annual salary for periods beginning on or after July 1, 1998. The terms of the bonus program shall be established by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company; provided that the bonus may be distributed in cash, in fully-vested shares of Company Stock, or in a combination of both, as determined by the Chief Executive Officer or the Board. The value of Company Stock distributed as a bonus in accordance with this paragraph (c) shall be determined as of the last business day prior to the date on which the amount of the bonus is determined by the Board. The first bonus for which the Executive shall be eligible under this paragraph (c) shall be for the fiscal year ending December 31, 1997. The bonus payable under this paragraph (c) for 1997 shall be $170,000 in cash, provided that such $170,000 amount may be reduced in the discretion of the Chief Executive Officer of the Company by any amount of bonus received by the Executive from his prior employer after May 21, 1997 for the 1997 year. Bonus amounts payable under this paragraph (c) for any fiscal year shall be paid within the first three months of the following year.

(d)  Strategic Incentive Plan.  The Executive shall be entitled to participate
     ------------------------
     in the Company's Strategic Incentive Plan, subject to the following:

     (i) The Executive shall be entitled to participate in the Strategic Incentive Plan for 1996-1997 performance period, with the amount for this period based on

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            performance for the entire period, but pro-rated to reflect the portion of the period during which the Executive was not employed by the Company. Notwithstanding the foregoing provisions of this paragraph (i), but subject to the provisions of paragraph 2(d)(iv) (relating to form of distribution), the minimum value of the distribution payable to the Executive for the 1996-1997 performance period, after pro-rating, shall be $100,000.

     (ii) The Executive shall be entitled to participate in the Strategic Incentive Plan for the 1997 - 1998 performance period, and for subsequent performance periods, in accordance with the terms of the plan as in effect from time to time. For purposes of determining the amount to which the Executive is entitled for the 1997 - 1998 performance period, the Executive shall be treated as though he had been employed by the Company from January 1, 1997.

     (iii)  The maximum value of the award under the Strategic Incentive
            Plan for any two-year performance period shall be 75% of the Executive's annual salary for periods ending prior to July 1, 1998, and 100% of the Executive's annual salary for periods beginning on or after July 1, 1998. For purposes of this paragraph (d), the Executive's annual salary for any two-year performance period shall be one times his annual base salary rate in effect at the beginning of the two-year performance period, without regard to any changes in salary rate during the performance period.

      (iv) The awards under the Company's Strategic Incentive Plan will be distributed in the following form: 25% of the distribution will be denominated in cash, and the remaining 75% of the distribution will be denominated in stock units for periods ending before July 1, 1998, and 100% of the distribution will be denominated in stock units for periods beginning on or after July 1, 1998. The value of the stock-based portion of the award is based on the price of a share of Company Stock at the beginning of the performance period. Subject to such applicable elective deferral arrangements as may be maintained by the Company from time to time, cash and shares of Company Stock awarded for any performance period shall be transferred as soon as practicable after the end of the performance period, and shall be fully vested upon transfer. Any shares of Company Stock awarded to the Executive under this Agreement may be subject to such stock ownership guidelines as are in effect for senior management of the Company from time to time.

(e)  Stock Options.  In addition to the stock option granted pursuant to
     -------------
     paragraph 2(a)(ii), the Executive shall receive a non-qualified stock option award to purchase 15,000 shares of Company Stock. Such grant shall be made as of the Effective Date. The options awarded under paragraph 2(a)(ii) and this paragraph (e) shall be subject to terms comparable to those included in stock options awarded under the Brunswick Corporation 1991 Stock Plan (the "1991 Plan") to other officers of the Company. The purchase price per share for the option awarded under paragraph 2(a)(ii) and this paragraph (e) shall be the fair market value of a share of Company Stock at the date of grant. For purposes of this Agreement, the "fair market value" of a share of Company Stock for any date shall be the closing market composite price for the Company Stock (as reported for the New York Stock Exchange - Composite Transactions). During July of each year (or such other time as is regularly used for granting annual stock option awards to the senior management employees of the Company), beginning with July, 1998, the Executive shall receive annual non-qualified stock option awards, with such annual grant having a value (based on the Black-Scholes valuation method) of up to 50% of the value of the Executive's salary rate for the calendar year which includes such grant date, until option targets established by the Company are met.

(f)  Life Insurance.  The Company shall provide aggregate life insurance death
     --------------
     benefit coverage to the Executive, under the Company's Split Dollar Life Insurance Plan, of 3- 1/2 times the Executive's annual base salary rate.

(g)  Vacation.  The Executive shall be entitled to four weeks paid vacation per
     --------
     year, in accordance with the applicable policy of the Company as in effect from time to time.

(h)  Benefits.  The Executive shall be a participant in any and all plans
     --------
     maintained by the Company from time to time to provide benefits for its senior executives, and for its salaried employees generally, including, without limitation, any pension, profit sharing, employee stock ownership or retirement plan, any life, accident, medical, hospital or similar group insurance program, and any plans or arrangements providing tax planning or financial planning. However, the Company shall not be required to provide a benefit under this paragraph (h) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement.

(i)  Perquisites.  The Executive shall be entitled to all perquisites generally
     -----------
     provided by the Company to its senior executives. However, the Company shall not be required to provide perquisites under this paragraph (i) if such perquisites would duplicate (or otherwise be of the same type as) a perquisite specifically required to be provided under another provision of this Agreement.

(j)  Expenses.  The Executive shall be reimbursed for all reasonable expenses
     --------
     incurred in performing his obligations under this Agreement. The Executive shall be reimbursed for all reasonable relocation expenses (including, without limitation, temporary living expenses) in connection with his relocation to the Chicago area, in accordance with the Company's relocation policy applicable to officers.

(k)  Attorney fees.  The Company shall reimburse the Executive for the
     -------------
     reasonable attorney fees incurred in connection with the negotiation of this Agreement.

(l)  Withholding.  All compensation and benefits payable to the Executive shall
     -----------
     be subject to applicable withholding taxes and other employment taxes. The Company, in its discretion, may accept other provision for payment of required taxes.

     3.  Termination.  The Executive's employment with the Company may be
         -----------
terminated by the Company or the Executive only under the circumstances described in paragraphs 3(a) through 3(f):

(a)  Death.  The Executive's employment hereunder will terminate upon his death.
     -----

(b)  Disability.  If the Executive is Disabled, the Company may terminate the
     ----------
     Executive's employment with the Company. For purposes of the Agreement, the Executive shall be deemed to have a "Disability" (and to be "Disabled") if he has a physical or mental disability that renders him incapable, after reasonable accommodation by the Company, of performing his duties under this Agreement.

(c)  Cause.  The Company may terminate the Executive's employment hereunder at
     -----
     any time for Cause. For purposes of this Agreement, the term "Cause" shall mean the Executive's gross misconduct or willful and material breach of this Agreement.

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

(d)  Termination by Executive.  The Executive may terminate his employment
     ------------------------
     hereunder as of the end of the Agreement Term.

(e)  Termination by Executive for Good Reason.  The Executive may resign for
     ----------------------------------------
     Good Reason (as defined in this paragraph (e)). For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (i) through (vii) below, such circumstances are fully corrected within a reasonable period (not to exceed 10 business days) following delivery of the Notice of Termination given in respect thereof:

    (i) The assignment to the Executive of any duties materially inconsistent with the Executive's position as Senior Vice President-Strategic Business Development.

    (ii) A reduction in the Executive's annual base salary, except for across-the-board uniform salary reductions affecting all senior executives of the Company, or a reduction in any benefit required to be provided to the Executive under this Agreement to a level below the level required under this Agreement.

    (iii) The failure of the Company, without the Executive's written consent, to pay to the Executive any portion of the Executive's compensation due under this Agreement, within 10 business days of the date such payment is due.

    (iv) The relocation of the Executive's principal office to a location that is more than 50 miles from Chicago.

    (v) The failure of the Company to obtain a satisfactory written agreement from any successor to assume and agree to perform this Agreement.

    (vi) Any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (g) below (and for purposes of this Agreement, no such purported termination shall be effective).

    (vii) A reasonable determination by the Executive that, as a result of a change in circumstances regarding his duties, he is unable to exercise the authorities, powers, functions or duties attached to his position and contemplated by paragraphs 1(a) and 1(b).

     Except as otherwise expressly provided in this paragraph 3(e), nothing in this Agreement shall be construed to authorize or permit the resignation of the Executive during the Agreement Term.

(f)  Termination by Company.  The Company may terminate the Executive's
     ----------------------
     employment hereunder at any time for any reason, and the Company shall not be required to specify a reason for the termination unless termination occurs under paragraph 3(a), 3(b), or 3(c). Termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 3(f) only if it is not for reasons described in paragraph 3(a), 3(b) or 3(c).

(g)  Notice of Termination.  Any termination of the Executive's employment by
     ---------------------
     the Company or the Executive must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated (except to the extent that such facts and circumstances are not required under paragraph 3(d) or 3(f)).

(h)  Date of Termination.  "Date of Termination" means the last day the
     -------------------
     Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3.

     4.  Rights Upon Termination.  The Executive's right to payment and benefits
         -----------------------
under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:

(a)  Death or Disability.  If the Executive's Date of Termination occurs under
     -------------------
     circumstances described in paragraph 3(a) (relating to the Executive's death) or paragraph 3(b) (relating to the Executive's being Disabled), then, except as otherwise provided in paragraph 4(e) or otherwise agreed in writing between the Executive and the Company, the Executive shall be entitled to:

    (i) Any unpaid salary for days worked prior to the Date of Termination, and payment for unused vacation (determined in accordance with the policies of the Company as in effect from time to time for Company officers) earned prior to the Date of Termination.

    (ii) A pro-rata payment with respect to the bonus described in paragraph 2(c) for the performance period in which the Date of Termination occurs. In determining the amount of the bonus payable under this paragraph (ii), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

    (iii) A pro-rata distribution of the Strategic Incentive Plan shares described in paragraph 2(d) with respect to the performance period in which the Date of Termination occurs. In determining the amount of the Strategic Incentive Plan shares payable under this paragraph
            (iii), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

    (iv) Any bonus or Strategic Incentive Plan award earned before the Date of Termination but unpaid as of the Date of Termination.

(b)  Termination by Company without Cause or Resignation by Executive for Good
     -------------------------------------------------------------------------
     Reason.  If the Executive's Date of Termination occurs under circumstances
     ------
     described in paragraph 3(f) (relating to termination by the Company without Cause), or if the Executive resigns for Good Reason, then, except as otherwise provided in paragraph 4(e) or otherwise agreed in writing between the Executive and the Company, the Executive shall be entitled to benefits in accordance with paragraphs (i) through (v) below:

    (i) The Executive shall be entitled to the salary amount described in paragraph 2(b), as in effect on his Date of Termination, determined as though he had continued to be employed by the Company for the period continuing through the one-year anniversary of the Date of Termination.

    (ii) The Executive shall be entitled to the bonus payments described in paragraph 2(c), determined as though he had continued to be employed by the Company for the period continuing through the one-year anniversary of the Date of Termination (that is, the Executive will be entitled to (A) the bonus for the full year in which the Date of Termination occurs; and (B) if the Date of Termination is other than December 31, a pro-rata payment for the performance period commencing on the January 1 following the Date of Termination and ending on the one-year anniversary of the Date of Termination). In determining the amount of the bonus payable under this paragraph (ii), the performance through the end of the annual performance period shall be extrapolated based on the performance through the Date of Termination.

    (iii) The Executive shall be entitled to the Strategic Incentive Plan shares described in paragraph 2(d) based on the actual performance for the applicable period(s), determined as though he had continued to be employed by the Company for the period continuing through the one-year anniversary of the Date of Termination. (That is, if the Executive's Date of Termination occurs at least one year before the end of the performance period, the Executive will be entitled to the amount of the bonus for the full performance period, but reduced to reflect the portion of the performance period following the first anniversary of the Date of Termination. If the Executive's Date of Termination occurs less than one year before the end of the performance period, the Executive will be entitled to (A) the amount of the bonus for the full performance period, and (B) in addition, the amount payable under the preceding clause (A) multiplied by a fraction, the numerator of which is the number of days after the end of the performance period and prior to the first anniversary of the Date of Termination, and the denominator of which is the total number of days in the performance period.) In determining the amount of the Strategic Incentive Plan shares payable under this paragraph (iii), the performance through the end of the performance period shall be extrapolated based on the performance through the Date of Termination.

   (iv) The Executive shall be entitled to any additional benefits that would have been provided to him pursuant to paragraph 2(i), determined as though he had continued to be employed by the Company for the period continuing through the first anniversary of the Date of Termination; provided that this paragraph (iv) shall not apply to stock options, vacation, perquisites, expense reimbursement for expenses incurred after the Date of Termination, or any benefits that are subject to the foregoing provisions of paragraphs 4(b)(i) through 4(b)(iii).

     Payments and benefits due under this paragraph 4(b) shall be subject to the following:

     (I) Subject to the following provisions of this paragraph 4(b)(I), benefits to be provided under the foregoing provisions of this paragraph 4(b) shall be provided at the time they would have been provided if the Executive continued to be employed by the Company; provided, however, that the amounts payable in accordance with paragraphs 4(b)(i), (ii) and (iii) shall be distributed to the Executive, within 10 business days following the Date of Termination, in a lump sum payment, with no actuarial or present value reduction for accelerated payment.

    (II) To the extent that benefits distributable under this paragraph 4(b) would be distributable in Company Stock, or the amount of such benefit would be based on the value of Company stock, the Company may satisfy its obligation under this paragraph 4(b) by providing a cash payment equal to the value of the benefit. Except as otherwise provided in this paragraph (II), to the extent that the Company determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, the Company may satisfy its obligation under this paragraph 4(b) by distributing cash to the Executive equal to the cost that would be incurred by the Executive to replace the benefit.

(c)  Indemnification.  For a period of six years after his Date of Termination,
     ---------------
     the Executive shall be entitled to coverage under any directors and officers liability insurance policy, indemnification by-law and indemnification agreement maintained or offered by the Company or any successor to the Company during that period to directors and officers.
     This paragraph (c) shall not apply if the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(c) (relating to the Executive's termination for Cause).

(d)  Other Obligations.  In addition to the foregoing payments and benefits, the
     -----------------
     Executive shall be entitled to any other payments or benefits due to be provided to the Executive pursuant to any employee compensation or benefit plans or arrangements (as the terms of those compensation or benefit plans or arrangements are modified by paragraph 2 of this Agreement), to the extent such payments and benefits are earned as of the Date of Termination. Except as otherwise specifically provided in this paragraph 4, the Company shall have no obligation to make any other payments or provide any other benefits under the Agreement for periods after the Executive's Date of Termination.

(e)  No Participation in Severance Plans.  Except as may be otherwise
     -----------------------------------
     specifically provided in an amendment of this paragraph (e) adopted in accordance with paragraph 10, payments under this paragraph 4 shall be in lieu of any compensation or benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Affiliate or any other, similar arrangement of the Company or any Affiliate providing benefits upon involuntary termination of employment.

     5.  Noncompetition.  For the period beginning on the Effective Date and
         --------------
ending one year after the Executive's Date of Termination (regardless of the reason for the termination of employment), (a) the Executive shall not directly or indirectly be employed or retained by, or render any services for, or be financially interested in any manner, in any person, firm or corporation engaged in any active recreation business which is then materially competitive in any way with any business in which the Company or any of its Affiliates was engaged (including any program of development or research) during the Executive's employment, (b) the Executive shall not divert or attempt to divert any business from the Company or any Affiliate, and (c) the Executive shall not disturb or attempt to disturb any business or employment relationships of the Company or any Affiliate. Notwithstanding the foregoing provisions of this paragraph 5, the Executive shall be permitted to (i) invest in mutual funds which are diversified, open-end management companies (as those terms are defined in Section 5 of the Investment Company Act of 1940) that are registered under such Act; (ii) invest in the outstanding stock of any corporation listed on the New York Stock Exchange or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System (but only to the extent that the Executive's interest in the stock of any such corporation does not exceed 5% of the voting power of the outstanding stock of such corporation); and (iii) purchase and hold any other investment to the extent the Chief Executive Officer of the Company consents in writing to such investment; and any investment described in clauses (i), (ii) or (iii) next above shall not be considered to violate the requirements of this paragraph 5.

     6.  Confidential Information.  The Executive agrees that:
         ------------------------

(a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express written authorization from the Company, he agrees to keep secret and confidential all Confidential Information (as defined below), and not disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. The Executive agrees that, to the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company (or, if applicable, the Affiliate) has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company or an Affiliate that may be subject to attorney-client privilege as to the Company's or an Affiliate's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(b) For purposes of this Agreement, the term "Confidential Information" means all non-public information concerning the Company and any Affiliate that was acquired by or disclosed to the Executive during the course of his employment with the Company, or during discussions between the Executive and the Company or any Affiliate following his termination of employment arising out of his employment or this Agreement, including, without limitation:

    (i) all "trade secrets" as that term is used in the Illinois Trade Secrets Act (or, if that Act is repealed, the Uniform Trade Secrets Act upon which the Illinois Trade Secrets Act is based) of the Company or any Affiliate;

    (ii) any non-public information regarding the Company's or the Affiliates' directors, officers, employees, customers, equipment, processes, costs, operations and methods, whether past, current or planned, as well as knowledge and data relating to business plans, marketing and sales information originated, owned, controlled or possessed by the Company or an Affiliate; and

     (iii) information regarding litigation and threatened litigation involving or affecting the Company or an Affiliate.

(c) This paragraph 6 shall not be construed to unreasonably restrict the Executive's ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement in accordance with paragraph 8 or paragraph 18. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph (c), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

     7.  Defense of Claims.  The Executive agrees that, for the period beginning
         -----------------
on the Effective Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will assist the Company and the Affiliates in defense of any claims that may be made against the Company or an Affiliate, and will assist the Company and the Affiliates in the prosecution of any claims that may be made by the Company or an Affiliate, to the extent that such claims may relate to services performed by the Executive for the Company or the Affiliates. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company or any Affiliate. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's Date of Termination, the Company agrees to provide reasonable compensation to the Executive for such assistance. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company or an Affiliate (or their actions) that may relate to services performed by the Executive for the Company or an Affiliate, regardless of whether a lawsuit has then been filed against the Company or an Affiliate with respect to such investigation.

     8.  Equitable Remedies.  The Executive acknowledges that the Company would
         ------------------
be irreparably injured by a violation of paragraph 5 or 6, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of paragraph 5 or 6.

     9.   Nonalienation. The interests of the Executive under this Agreement are
          -------------
not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

     10.  Amendment.  This Agreement may be amended or cancelled only by mutual
          ---------
agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     11.  Applicable Law.  The provisions of this Agreement shall be construed
          --------------
in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state.

     12.  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     13.  Waiver of Breach.  No waiver by any party hereto of a breach of any
          ----------------
provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     14.  Successors.  This Agreement shall be binding upon, and inure to the
          ----------
benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     15.  Notices.  Notices and all other communications provided for in this
          -------
Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to the Company:

     Brunswick Corporation
     1 North Field Court
     Lake Forest, Illinois  60045

or to the Executive:

     Dudley Lyons
     Brunswick Corporation
     1 North Field Court
     Lake Forest, Illinois  60045

All notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

     16.  Survival of Agreement.  Except as otherwise expressly provided in this
          ---------------------
Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company and all Affiliates.

     17.  Entire Agreement.  Except as otherwise noted herein, this Agreement
          ----------------
constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. Notwithstanding the preceding sentence, it is understood and agreed that the Executive and the Company shall enter into a change in control agreement contemporaneous with or following execution of this Agreement. Such change in control agreement shall not duplicate benefits under this Agreement, and shall not be superseded by this Agreement.

     18.  Resolution of Disputes.  Any controversy or claim arising out of or
          ----------------------
relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Chicago in accordance with the laws of the State of Illinois by three arbitrators, one of whom shall be appointed by the Company, one by the Executive, and the third by the other two. If the other two arbitrators cannot agree on the appointment of a third arbitrator, or if either party fails to appoint an arbitrator, then such arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be a provided in this paragraph 18. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, he shall be entitled to recover from the Company reasonable attorney's fees and costs and expenses incurred by him in connection with the enforcement of those rights. Payments shall be made to the Executive by the Company at the time these attorney's fees and costs and expenses are incurred by the Executive. If, however, the arbitrators should later determine that under the circumstances it was unjust for the Company to have made any of these payments or attorney's fees and costs and expenses to the Executive, he shall repay them to the Company in accordance with the order of the arbitrators. Any award of the arbitrators shall include interest at a rate or rates considered just under the circumstances by the arbitrators. This paragraph 18 shall not be construed to limit the Company's right to obtain relief under paragraph 8 with respect to any matter or controversy subject to paragraph 8, and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to a court of law, without being required to first arbitrate such matter or controversy.

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the date first above written.


                                   -----------------------------
                                          DUDLEY LYONS


                                   BRUNSWICK CORPORATION


                                   By ___________________________
                                      Its _______________________

ATTEST:


_______________________